Exhibit 10.2

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

No. 4

CONVERGENT THERAPEUTICS, INC.

Convertible Promissory Note

$2,000,000	January 29, 2020

For value received, Convergent Therapeutics, Inc. (the “Company”), hereby promises to pay to the order of Aikido Pharma Inc. (hereinafter together with his, her or its successors in title and assigns referred to as the “Holder”), on demand by the Requisite Holders (as defined below) on or after [XXX] (the “Maturity Date”), the principal sum of Two Million Dollars ($2,000,000), together with interest thereon as set forth below (the “Amount Due”), unless earlier repaid or converted pursuant to the terms and conditions set forth below.

This Convertible Promissory Note (this “Note”) is one in a series of convertible promissory notes (collectively, the “Notes”) issued by the Company pursuant to that certain Amended and Restated Convertible Promissory Note Purchase Agreement, dated as of January 29, 2021, by and among the Company and the parties thereto (as amended through the date hereof and as may be amended or otherwise modified from time to time, the “Purchase Agreement”). As used in this and any other Notes, “Requisite Holders” shall mean the holders of a majority of the aggregate outstanding principal amount of this and such other Notes, including any holder of at least [XXX] aggregate then-outstanding principal amount of Notes. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

1.  Interest. This Note shall bear simple interest at an annual rate of eight percent (8%). Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law. Interest shall accrue and not be payable until converted as provided in Section 3 hereof or paid in connection with repayment in full of the principal amount of this Note.

2.  Amount Due.

2.1  Payments. Payment of principal and interest shall be made in immediately available funds in lawful currency of the United States of America at the offices of the Holder or at such other place as the Holder hereof shall have designated to the Company in writing. Payment shall be credited first to any costs, expenses or charges then payable to the Holder, then to accrued interest then due and payable, and then to principal.

2.2  Notes Pari Passu. Each of the Notes shall rank equally without preference or priority of any kind over one another, and all payments and recoveries payable on account of principal and interest on the Notes shall be paid and applied ratably and proportionately on the Amount Due on all outstanding Notes on the basis of their original principal amount.

2.3  Prepayment. This Note may not be prepaid without the written consent of the Requisite Holders. Any such approved prepayment must be made in accordance with Section 2.2 above.

3.  Conversion of the Notes.

3.1  Definitions. The Note shall be convertible according to the following terms:

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, or is controlled by, or is under common control with such specified Person. For purposes of this definition, “control,” “controlled by” and “under common control with” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Capped Conversion Price” shall be calculated by dividing [XXX] by the number of shares of Common Stock on a fully diluted basis immediately prior to the conversion of the Notes (based on the total number of shares of Common Stock, then outstanding, assuming the conversion of all outstanding options, warrants and other convertible securities, other than the Notes, and, in the case of a Qualified Financing, expressly excluding any shares reserved or authorized for future issuance under the Company’s equity incentive plans as of immediately following the Qualified Financing).

“Change of Control” means the merger or consolidation of the Company into or with another Company (other than a wholly-owned subsidiary of the Company in a merger in which the Company is the surviving Company and the Certificate of Incorporation remains unchanged), the sale, lease, exclusive license, transfer or other disposition of all or substantially all of the assets or intellectual property of the Company (other than to a wholly-owned subsidiary of the Company), a transfer of more than fifty percent (50%) of the voting power of the Company, in a single transaction or series of related transactions and the closing of the initial public offering of the Company’s Common Stock; provided, that a Qualified Financing or other equity financing shall not constitute a “Change of Control”.

“Equity Securities” means the Common Stock or Preferred Stock issued upon conversion of the Note under this Section 3.

“Qualified Financing” means the first bona fide sale (or series of related sales) by the Company of its Preferred Stock after the date of the Purchase Agreement resulting in aggregate proceeds to the Company (excluding the Notes) of at least [XXX].

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company (or any similar equity security to be issued in connection with the Qualified Financing) to be authorized immediately prior to the closing of the Qualified Financing.

3.2  Automatic Conversion Upon Qualified Financing. If the Qualified Financing occurs prior to the Maturity Date, upon a Qualified Financing, each outstanding Note shall be automatically converted into shares of the Preferred Stock issued in the Qualified Financing. The number of shares of Preferred Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the Amount Due on the date of conversion by (ii) the lesser of (x) eighty percent (80%) of the per share price of the Preferred Stock sold in the Qualified Financing and (y) the Capped Conversion Price. The Holder hereby agrees, as a condition to such conversion, to execute and become party to all agreements that the Company reasonably requests in connection with such Qualified Financing.

3.3  Change of Control. In the event of a Change of Control of the Company, at the closing of such Change of Control, in full satisfaction of the Company’s obligations under this Note, the Company will, at the election of each Holder, either (i) pay the Holder an amount equal to (x) the principal then outstanding under this Note and (y) the amount of accrued interest then outstanding under this Note immediately prior to the closing of such Change of Control, or (ii) convert the outstanding Note into shares of Common Stock. The number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (i) the Amount Due on the date of such Change of Control by the (ii) Capped Conversion Price, and rounding down to the nearest whole number of shares.

3.4  Fractional Shares. No fractional shares of any of the Company’s equity securities will be issued in connection with any conversion of this Note.

3.5  Certificate. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder, upon surrender of the Note, a certificate or certificates for the number of full shares of Equity Securities issuable upon such conversion.

4.  Demand; Default. This Note shall, at the election of the Requisite Holders1, become immediately due and payable, without notice and demand by the Requisite Holders, upon the occurrence of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

4.1 failure to pay the principal and accrued interest under the Notes in full when due, which such default is not cured within 10 business days;

4.2 the Company shall fail to observe or perform any other covenant or agreement contained in the Purchase Agreement or Notes, which failure is not cured, if possible to cure, within the earlier to occur of (A) 10 business days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) 10 business days after the Company has become or should have become aware of such failure;

4.3 a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any other material agreement, lease, document or instrument to which the Company or any of its material subsidiaries is obligated; or

4.4 the Company or any material subsidiary shall be subject to any of the following events: (a) the Company or any material subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any material subsidiary thereof, (b) there is commenced against the Company or any material subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any material subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any material subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any material subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any material subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any material subsidiary thereof admits in writing that it is generally unable to pay its debts as they become due, (h) the Company or any material subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

Upon the occurrence of an Event of Default, this Note, plus accrued but unpaid interest, shall become, at the election of the Requisite Holders, immediately due and payable in cash and the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the State of New York or afforded by other applicable law.

5.  Maturity. Unless this Note has been previously converted in accordance with the terms of Section 3 and upon written request of the Holder, from and after the Maturity Date, the entire outstanding unpaid principal amount and all unpaid accrued interest hereon shall be due and payable annually in four equal installments over a four year period from and after the date of such written request.

6.  No Set-Off. All payments by the Company under this Note shall be made without set-off or counterclaim and be without any deduction or withholding for any taxes or fees of any nature, unless the obligation to make such deduction or withholding is imposed by law.

7.  General.

7.1  Transfers; Successors and Assigns.

(i)  This Note, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the Company, the holder of this Note, and their respective heirs, successors and assigns; provided, however, that the Company may not transfer or assign its obligations hereunder, by operation of law or otherwise, without the consent of the Requisite Holders; and provided further that the Holder may not transfer or assign its rights hereunder, by operation of law or otherwise, except to an Affiliate, without the consent of the Company.

(ii)  Notwithstanding anything else in this Note to the contrary, the right of any Holder (or transferee) to receive principal or interest payments under this Note may be transferred only through the surrender of the current Note and reissuance of a new note by the Company pursuant to the provisions of this paragraph. The foregoing language is intended to cause the Note to be in “registered form” as defined in Treasury Regulations Sections 5f.103-1(c) and 1.871-14(c) and shall be interpreted and applied consistently therewith.

7.2  No Rights or Liabilities as Stockholder; No Personal Liability. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose. Holder agrees that no stockholder, director or officer of the Company shall have any personal liability for the repayment of this Note.

7.3  Amendment. This Note may be amended or modified, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, either generally or in a particular instance and either retroactively or prospectively, upon written consent of the Company and the Requisite Holders; provided, however, that no such change, addition, omission or waiver shall reduce the principal on this Note without the consent of the Holder thereof.

7.4  Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on their signature pages to the Purchase Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.4. If notice is given to the Company, a copy shall also be sent to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attn: Mitch Bloom, Esq., which copy shall not constitute notice.

7.5  Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.6  Governing Law. This Note and the obligations of the Company hereunder shall be governed by and interpreted and determined in accordance with, the laws of the General Corporation Law of the State of New York (excluding the laws and rules of law applicable to conflicts or choice of law).

[Signature on following page]

IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned on the day and in the year first written above.

CONVERGENT THERAPEUTICS, INC.

/s/ Authorized Signatory

Name:	[XXX]

Title:	Authorized Signatory

Acknowledged and agreed by Holder:

Aikido Pharma Inc.

By:	/s/ Anthony Hayes

Name:	Anthony Hayes

Title:	CEO

[Signature Page to Convertible Promissory Note]